Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act

I, Lisa Lake Langley, Principal Executive Officer of Emerge ETF Trust; (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 7, 2023	/s/ Lisa Lake Langley
Lisa Lake Langley, President
(principal executive officer)

I, Desmond Alvares, Principal Financial Officer of Emerge ETF Trust; (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 7, 2023	/s/ Desmond Alvares
Desmond Alvares, Treasurer
(principal financial officer)